UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

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CLEAN ENERGY FUELS CORP.

(Name of Registrant as Specified In Its Charter)

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CLEAN ENERGY FUELS CORP.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

IMPORTANT INFORMATION AND SUPPLEMENTAL MATERIALS FOR 2018 ANNUAL MEETING

May 21, 2018

Dear Stockholder,

We are writing to notify you of important information about the 2018 annual meeting of stockholders (“Annual Meeting”) of Clean Energy Fuels Corp. (the “Company,” “we,” “us” or “our”).

On or about April 20, 2018, we furnished to you our proxy materials for the Annual Meeting, including a proxy statement that describes proposals to be voted on at the Annual Meeting. Subsequently, we have determined to postpone the date of the Annual Meeting, from Wednesday, May 30, 2018 at 9:00 a.m. Pacific Time to Friday, June 8, 2018 at 8:00 a.m. Pacific Time, and to add new proposals to be voted on at the Annual Meeting. Accordingly, we are furnishing to you, together with this letter, an updated notice of the Annual Meeting and a supplement to the previously furnished proxy statement for the Annual Meeting, which reflect the revised agenda for the Annual Meeting and describe the new proposals to be voted on at the Annual Meeting, as well as a new proxy card for purposes of casting your vote on all of the proposals to be voted on at the Annual Meeting. The Annual Meeting will remain a virtual meeting conducted via live audio webcast that can be accessed on the new date of the Annual Meeting by visiting www.virtualshareholdermeeting.com/CLNE2018.

We are postponing the date of the Annual Meeting to provide our stockholders an opportunity to approve a transaction we believe could be pivotal and transformative for our Company. On May 9, 2018, we entered into a definitive agreement with Total Marketing Services S.A., a wholly owned subsidiary of Total S.A. (“Total”), pursuant to which we agreed to sell and issue, and Total agreed to purchase, up to 50,856,296 shares of our common stock at a purchase price of $1.64 per share, which would result in gross proceeds to us of up to $83.4 million. If this transaction is completed, Total would hold up to 25.0% of the outstanding shares of our common stock. Our Board of Directors (“Board”) has whole-heartedly and unanimously approved this transaction, and all Board members and senior executive officers (including myself and Boone Pickens) have agreed to vote our shares in favor of the transaction. We believe Total is a valuable strategic investor and partner for our Company. Total, headquartered in Paris, France, is one of the largest major global natural gas and energy organizations, and has been a leading force behind clean energy initiatives. Also, and importantly, Total has enthusiastically embraced natural gas as a vehicle fuel. We believe a partnership with Total validates our strategies and key initiatives and provides a catalyst for future growth. The proceeds from the sale of our common stock to Total will enhance our liquidity in support of our operations, our ability to execute our business plans and pursue opportunities for further growth, and our ability to satisfy our commitments (including repayments on our outstanding debt). Further, we have signed a letter of intent with Total for another, separate transaction, which would involve the launch of an innovative truck leasing program and up to $100 million of credit support from Total. We believe this truck leasing program could play a critical role in generating increased adoption of natural gas as a vehicle fuel in the U.S. heavy-duty truck market, which is a key customer market for our business.

Because the accompanying proxy statement supplement describes new proposals to be voted on at the Annual Meeting that were not described in the proxy materials previously furnished to you, all proxies submitted before the date of the supplement will not include votes on these new proposals. As a result, if you want to vote on the new proposals described in the accompanying proxy statement supplement, you must cast a new vote for the Annual Meeting. New votes may be cast on the Internet, by telephone or by completing and returning a pink proxy card, which replaces any white proxy card you may have previously received for purposes of voting at the Annual Meeting.

Your vote is important, and we urge you to vote as promptly as possible. If you have questions about the Annual Meeting or need assistance in voting your shares, please contact our proxy solicitor, Georgeson LLC, using the following contact information:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

(866) 431-2101

Sincerely,

ANDREW J. LITTLEFAIR
President, Chief Executive Officer and Director

CLEAN ENERGY FUELS CORP.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

UPDATED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Friday, June 8, 2018

The annual meeting of stockholders (“Annual Meeting”) of Clean Energy Fuels Corp. (the “Company,” “we,” “us” or “our”) will be held on Friday, June 8, 2018, at 8:00 a.m. Pacific Time via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2018, for the following purposes:

1.	To elect nine directors;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

3.	To hold an advisory, non-binding vote to approve executive compensation;

4.	To approve, for the purpose of complying with Listing Rules 5635(b) and 5635(d) of the Nasdaq Stock Market, the issuance of shares of our common stock to Total Marketing Services S.A., a wholly owned subsidiary of Total S.A. (“Total”), in a private placement pursuant to a stock purchase agreement we have entered into with Total;

5.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock we are authorized to issue by approximately 35.7%;

6.	To approve an amendment to our Restated Certificate of Incorporation to effect, on or before May 31, 2019, a reverse split of our authorized, issued and outstanding common stock, at a ratio of between 1-for-5 and 1-for-10 and if and when and at such ratio as may be determined by our Board of Directors or an authorized committee thereof; and

7.	To approve the adjournment of the Annual Meeting, if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve any or all of the foregoing items of business.

Any action on the foregoing items of business may be considered at the Annual Meeting at the time and on the date specified above, or at any time and date to which the Annual Meeting may be properly adjourned or postponed. Each of the foregoing items of business is more fully described in the proxy statement and supplement thereto, which accompany this notice or have been previously furnished to you. Other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting will also be transacted at the Annual Meeting.

The Company’s Board of Directors has fixed the close of business on April 10, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices during normal business hours for a period of 10 days before the Annual Meeting.

By order of the Board of Directors,

Dated: May 21, 2018	MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

2018 PROXY STATEMENT SUPPLEMENT DATED MAY 21, 2018

Page
WHY YOU ARE RECEIVING THIS SUPPLEMENT	1
CERTAIN INFORMATION ABOUT THIS SUPPLEMENT AND THE ANNUAL MEETING	2
PROPOSAL 4: APPROVAL, FOR THE PURPOSE OF COMPLYING WITH NASDAQ LISTING RULES 5635(B) AND 5635(D), OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK TO TOTAL IN A PRIVATE PLACEMENT PURSUANT TO THE PURCHASE AGREEMENT	6
PROPOSAL 5: APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK	14
PROPOSAL 6: APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	19
PROPOSAL 7: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY OR ADVISABLE TO SOLICIT ADDITIONAL PROXIES	30
MORE INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING	31

CLEAN ENERGY FUELS CORP.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

2018 PROXY STATEMENT SUPPLEMENT DATED MAY 21, 2018

This proxy statement supplement (this “Supplement”) relates to the definitive proxy statement of Clean Energy Fuels Corp., a Delaware corporation (the “Company,” “we,” “us” or “our”), dated April 18, 2018 and first sent or given to our stockholders on April 20, 2018 (“Proxy Statement”). The Proxy Statement was previously filed with the Securities and Exchange Commission (“SEC”) and furnished to all of our stockholders as of the close of business on April 10, 2018 in connection with the solicitation by our Board of Directors (“Board”) of proxies for use at our 2018 annual meeting of stockholders (“Annual Meeting”). This Supplement, which will be distributed to our stockholders on or about May 23, 2018, is also being furnished by the Board in connection with its solicitation of proxies for use at the Annual Meeting. This Supplement amends and supplements the Proxy Statement as it was previously filed and furnished, for the purposes and in the manner described below. All capitalized terms used in this Supplement and not otherwise defined herein have the respective meanings given to them in the Proxy Statement.

WHY YOU ARE RECEIVING THIS SUPPLEMENT

The purposes of this Supplement are to (1) postpone the date of the Annual Meeting to Friday, June 8, 2018, (2) add four new proposals to be voted on by our stockholders at the Annual Meeting, each of which is described in this Supplement, and (3) provide an Updated Notice of Annual Meeting (the “Updated Notice”) to reflect the foregoing. This Supplement, together with the accompanying Updated Notice, contains important additional information about the Annual Meeting, including details about voting on four new proposals that are not described in the Proxy Statement. Therefore, it is important that you read this Supplement in its entirety. For complete information about the Annual Meeting, this Supplement should be read in conjunction with the Proxy Statement as it was previously filed and furnished to you.

We are postponing the Annual Meeting from Wednesday May 30, 2018 to Friday, June 8, 2018. As a result, the Annual Meeting will not convene on May 30, 2018, and instead is scheduled to be held on Friday, June 8, 2018, at 8:00 a.m. Pacific Time (“PT”), subject to any adjournment or further postponement thereof. As described in the Proxy Statement, the Annual Meeting will be held on the new date via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2018. The record date for the Annual Meeting has not changed and remains April 10, 2018, meaning that all persons who owned shares of our common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. As of such date, there were 152,514,550 outstanding shares of our common stock.

At the Annual Meeting, stockholders are being asked to vote on the following seven proposals: (1) the election of nine directors to the Board; (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; (3) the approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC; (4) the approval, for the purpose of complying with Listing Rules 5635(b) and 5635(d) of the Nasdaq Stock Market (“Nasdaq”), of the issuance of shares of our common stock to Total Marketing Services S.A., a wholly owned subsidiary of Total S.A. (we refer to the entity to which the shares are issuable and these entities collectively, as the context requires, as “Total”), in a private placement pursuant to a stock purchase agreement, dated May 9, 2018, between us and Total (“Purchase Agreement”); (5) the approval of an amendment to our Restated Certificate of Incorporation, as amended and in effect as of the date hereof (“Restated Certificate”), to increase the number of shares of our common stock we are authorized to issue by approximately 35.7%; (6) the approval of an amendment to the Restated Certificate to effect, on or before May 31, 2019, a reverse split of our authorized, issued and outstanding common stock, at a ratio of between 1-for-5 and 1-for-10 and if and when and at such ratio as may be determined by our Board or an authorized committee thereof (the “Reverse Stock Split”); (7) the approval of the adjournment of the Annual Meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve any or all of the foregoing proposals; and such other business as may properly come before the Annual Meeting. This Supplement and the Proxy Statement, taken together, summarize the information you need to know in order to vote on these proposals in an informed manner.

This Supplement only relates to certain of the proposals to be voted on by stockholders at the Annual Meeting, and as a result, it does not contain all of the information that is important to your decisions with respect to voting on all of the proposals that will be presented to stockholders at the Annual Meeting. Additional information is contained in the Proxy Statement as it was previously filed with the SEC and furnished to our stockholders. To the extent the information in this Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in this Supplement shall amend and supersede the information contained in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and important for you to review. Accordingly, we urge you to read this Supplement carefully and in its entirety and together with the Proxy Statement.

CERTAIN INFORMATION ABOUT THIS SUPPLEMENT AND THE ANNUAL MEETING

This Supplement describes Proposals 4, 5, 6 and 7, which are new proposals being added to the agenda for the Annual Meeting and therefore are not described in the Proxy Statement. Information about Proposals 1, 2 and 3, each of which will also be presented to stockholders at the Annual Meeting, can be found in the Proxy Statement as originally filed with the SEC and first sent or given to our stockholders on April 20, 2018.

Delivery of Proxy Materials

Most of our stockholders who are entitled to notice of and to vote at the Annual Meeting previously received a notice of the availability of our proxy materials for the Annual Meeting on the Internet, which provided instructions on how to access these proxy materials on the Internet, but did not receive printed copies of the proxy materials unless they requested them. For purposes of the supplemental proxy materials we are providing because of the changes to the Annual Meeting and the Proxy Statement as described in this Supplement, we have elected to provide access to these supplemental materials, including this Supplement, the Updated Notice and a proxy card reflecting all seven proposals to be voted on at the Annual Meeting, both by mailing (or, if you have previously consented to electronic delivery, emailing) to you a full set of these supplemental materials, and also by notifying you of the availability on the Internet of all of our proxy materials, including these supplemental materials and the Proxy Statement and our Annual Report for the year ended December 31, 2017. Accordingly, and pursuant to applicable SEC rules that require us to notify our stockholders of the availability of all of our proxy materials on the Internet, we are providing the following notice:

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on Friday, June 8, 2018

The Proxy Statement, Supplement and the Annual Report are available at

www.proxyvote.com

How to Cast or Revoke Your Vote

Because this Supplement describes new proposals to be voted on at the Annual Meeting that were not reflected or described in the Proxy Statement, proxies submitted before the date of this Supplement will not include votes on these new proposals. As a result, if you want to vote on the new proposals described in this Supplement, you must cast a new vote for the Annual Meeting. New votes may be cast or revoked, and previously submitted votes may be revoked and re-cast, as described below. Your vote is important, and we urge you to vote as promptly as possible.

Stockholders of Record

If you are a stockholder of record entitled to vote at the Annual Meeting, you may vote in any one of the following ways:

•	On the Internet. You may vote on the Internet in one of two ways: (1) you may vote by proxy before the Annual Meeting starts by visiting www.proxyvote.com and following the instructions on the pink proxy card delivered with the supplemental proxy materials for the Annual Meeting; or (2) you may vote during the Annual Meeting by attending the live audio webcast at www.virtualshareholdermeeting.com/CLNE2018 and following the instructions on the pink proxy card delivered with the supplemental proxy materials for the Annual Meeting.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the pink proxy card delivered with the supplemental proxy materials for the Annual Meeting.

•	By Mail. You may vote by proxy by completing the pink proxy card delivered with the supplemental proxy materials for the Annual Meeting and mailing it in the envelope provided. The pink proxy card replaces any white proxy card you may have previously received for purposes of voting at the Annual Meeting.

Votes submitted by proxy on the Internet or by telephone must be received by 11:59 p.m. Eastern Time on Thursday, June 7, 2018 to be counted. Votes submitted on the Internet during the Annual Meeting by stockholders attending the meeting and votes submitted by mail must be received no later than the close of voting at the Annual Meeting to be counted.

Once you have submitted your proxy on the Internet or by telephone or mail, including proxies submitted before or after the date of this Supplement, you may revoke it at any time before it is voted at the Annual Meeting by taking any one of the following actions:

•	Later-Dated Vote. You may revoke a previously submitted proxy by submitting a later-dated vote on the Internet (either before or during the Annual Meeting), by telephone or by mail. Any proxy submitted by mail using a pink proxy card will revoke and supersede a proxy previously submitted by mail using a white proxy card.

•	Written Notice. You may revoke a previously submitted proxy by sending or otherwise delivering a written notice of revocation to the attention of our Corporate Secretary at the address of our principal executive offices.

To be effective, any later-dated vote must be received by the applicable deadline for the voting method used, as described above, and any written notice of revocation must be received no later than the close of voting at the Annual Meeting. Only your latest-dated vote that is received by the deadline applicable to the voting method used will be counted.

Beneficial Owners of Shares Held in Street Name

If you are a beneficial owner of shares held in “street name” (that is, through a broker, bank or other nominee), you have the right to instruct your broker, bank or other nominee on how to vote your shares at the

Annual Meeting. You should do so by following the instructions provided by your broker, bank or other nominee regarding how to vote your shares and how to revoke a previously submitted proxy. The availability of Internet, telephone or other methods to vote your shares by proxy will depend on the voting processes of the broker, bank or other nominee that holds your shares.

About This Solicitation

This Supplement, as well as all of our other proxy materials for the Annual Meeting, are being furnished by the Board in connection with its solicitation of proxies for use at the Annual Meeting. The Board’s solicitation will be made primarily through our written proxy materials, including the Updated Notice, this Supplement, the Proxy Statement, the Annual Report and any other proxy materials we may elect to provide, all of which are available on the Internet and have been furnished to our stockholders via such Internet availability or e-mailed or printed copies. The Board’s solicitation may also be made by telephone, mail, e-mail or personal solicitation by our directors, executive officers or other employees, although we will pay no additional compensation to these individuals for these activities and we have not engaged special employees for the specific purpose of engaging in these activities. The Board’s solicitation will also be made by Georgeson LLC (“Georgeson”), which we have retained to assist with the distribution of our proxy materials, the solicitation of proxies, and the tabulation of votes for the Annual Meeting.

We will bear all costs related to this solicitation, including the costs of preparing, printing, assembling, mailing or otherwise furnishing our proxy materials to our stockholders, reimbursement of persons representing beneficial owners for their costs of forwarding such proxy materials to the beneficial owners, and the fees and expenses of Georgeson in connection with its proxy solicitation services for the Annual Meeting. Pursuant to our arrangement with Georgeson, we have agreed to pay Georgeson for these services a base fee of $15,000, plus additional per-service fees for specified services if needed or requested and reimbursement of Georgeson’s reasonable out-of-pocket expenses.

Forward-Looking Statements

This Supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements are statements other than historical facts and relate to future events or circumstances or our future performance, and they are based on our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “if,” “may,” “might,” “shall,” “will,” “can,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “initiative,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “forecast,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements we make in this Supplement include statements about, among other things, our ability to obtain stockholder approval for and implement any of the matters discussed in this Supplement or otherwise to be voted on at the Annual Meeting (including the issuance and sale of all of the 50,856,296 shares of our common stock to Total under the Purchase Agreement, which would require stockholder approval of Proposals 4 and 5 described in this Supplement and the satisfaction of certain other conditions; the increase to the number of shares of our common stock we are authorized to issue, which would require stockholder approval of Proposal 5 described in this Supplement; the implementation of the Reverse Stock Split, which would require stockholder approval of Proposal 6 described in this Supplement; and the finalization and establishment of certain other relationships with Total, which are not being voted on by our stockholders at the Annual Meeting but which are described in Proposal 4 of this Supplement), and if such stockholder approval is obtained and such matters are implemented, the possible effects such matters could have on us, our securities, our performance and our business.

Although the forward-looking statements in this Supplement reflect our good faith judgment based on available information, they involve known and unknown risks, uncertainties and other factors that may cause actual achievements, performance or other events to be materially different from any future achievements, performance or other events expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, among others: our and Total’s ability to satisfy all of the conditions required to complete the issuance and sale of the shares of our common stock under the Purchase Agreement, some of which may not be within our control; our and Total’s ability to negotiate definitive agreements for certain other relationships discussed in this Supplement, both with each other and with certain other parties over which we have no control, as well as the final terms of these definitive agreements, if finalized; future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, other vehicle fuels, and heavy-duty trucks and other vehicles and engines powered by these fuels, including overall levels of and volatility in these factors; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate of any such adoption; our ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets, including in the event of advances or improvements in non-natural gas vehicle fuels or engines powered by these fuels or other competitive developments and particularly in light of increasing competition from new entrants in these markets, expanded programs by existing competitors, or other factors; our ability to accurately predict natural gas vehicle fuel demand in the geographic and customer markets in which we operate and effectively calibrate our strategies, timing and levels of investments to be consistent with this demand; our ability to recognize the anticipated benefits of our natural gas fueling station network; future availability of capital, including equity or debt financing, as needed to fund the growth of our business, repayment of our debt obligations or other expenditures, as well as any dilutive or other negative effects or costs of obtaining such capital as and when needed; the availability of environmental, tax and other government regulations, programs and incentives that promote natural gas or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor of these vehicles or vehicle fuels over natural gas; changes to federal, state or local greenhouse gas emissions regulations or other environmental regulations applicable to natural gas production, transportation or use; compliance with other applicable government regulations; our ability to manage and grow our renewable natural gas business, including our ability to continue to receive revenue from sales of certain tradable credits we generate by selling conventional and renewable natural gas as vehicle fuel; construction, permitting and other factors that could cause delays or other problems at station construction projects; our ability to realize the intended or any benefits of any mergers, acquisitions, divestitures, investments or other strategic measures, transactions or relationships we may implement or pursue, as well as any negative effects or other costs associated with any such measures, transactions or relationships; general political, regulatory, economic, market and other conditions; the impact of the above factors and other events, including the events and other matters discussed in this Supplement, on the market price, trading volume, liquidity and marketability of our common stock; and the other risks discussed under “Risk Factors” in our annual report on Form 10-K for our fiscal year ended December 31, 2017, which was filed with the SEC on March 13, 2018 and is included as part of the Annual Report. In addition, we operate in a competitive and rapidly evolving industry in which new risks emerge from time to time, and it is not possible for us to predict all of the risks we may face, nor can we assess the impact of all factors on our business or the extent to which any factor or combination of factors could cause actual results to differ from our expectations.

As a result of these and other potential risks and uncertainties, the forward-looking statements we make in this Supplement should not be relied on or viewed as predictions of future events. All forward-looking statements in this Supplement are made only as of the date of this document and, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, including to conform these statements to actual results or to changes in our expectations.

PROPOSAL 4

APPROVAL, FOR THE PURPOSE OF COMPLYING WITH NASDAQ LISTING RULES 5635(B) AND 5635(D), OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK TO TOTAL IN A PRIVATE PLACEMENT PURSUANT TO THE TERMS OF THE PURCHASE AGREEMENT

Background

Our Board is proposing for approval by our stockholders, for the purpose of complying with applicable Nasdaq rules, our issuance of 50,856,296 shares of our common stock to Total under the Purchase Agreement. The key terms of the agreements relating to this Proposal 4 are summarized below. Copies of the agreements have been filed as Exhibits 10.125, 10.126 and 10.127 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 filed with the SEC on May 10, 2018, and you are encouraged to review the full text of such agreements and such report. The below summary of these agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the agreements.

The Purchase Agreement

On May 9, 2018, we entered into the Purchase Agreement with Total, pursuant to which we agreed to sell and issue, and Total agreed to purchase, in a private placement, up to 50,856,296 shares of our common stock at a purchase price of $1.64 per share, which was determined based on the volume-weighted average price for our common stock between March 23, 2018 (the day on which discussions began between us and Total) and May 3, 2018 (the day on which we agreed in principal with Total regarding the structure and basic terms of its investment). If all of the shares to be sold under the Purchase Agreement are issued, then we would receive gross proceeds from such sale of $83.4 million and, immediately after such issuance (and based on the number of shares of our common stock outstanding as of April 10, 2018, which was 152,514,550 shares), Total would hold 25.0% of the outstanding shares of our common stock and the largest ownership position of our Company. As of the date of the Purchase Agreement, Total did not hold or otherwise beneficially own any shares of our common stock, and Total has agreed, until the later of May 9, 2020 or such date when it ceases to hold more than 5% of our common stock then outstanding, among other similar undertakings and subject to customary conditions and exceptions, to not purchase shares of our common stock or otherwise pursue transactions that would result in Total beneficially owning more than 30% of our equity securities without the approval of the Board.

The issuance, sale and purchase of all of the shares under the Purchase Agreement is conditioned upon the satisfaction or waiver (if and to the extent permitted by applicable laws, rules and regulations) of certain specified conditions. These conditions include the following:

•	obtaining the approval of our stockholders of the issuance of all of the shares to be sold under the Purchase Agreement, as described in this Proposal 4;

•	obtaining the approval of our stockholders of an amendment to the Restated Certificate to increase the number of shares of our common stock we are authorized to issue, as described in Proposal 5 below;

•	entering into a registration rights agreement with Total, as described below;

•	the absence of any legal impediment to the completion of the issuance, sale and purchase of the shares; and

•	certain other customary closing conditions.

As a result, with this Proposal 4, we are seeking the approval of our stockholders to issue to Total all of the 50,856,296 shares of our common stock to be sold under the Purchase Agreement. If, however, our stockholders do not approve this Proposal 4 or Proposal 5 described in this Supplement below, then, pursuant to the Purchase Agreement, Total would have the right, exercisable in its sole discretion within two calendar weeks after the conclusion of the Annual Meeting, to elect to purchase fewer shares of our common stock, in an amount equal to 19.99% of the lesser of the number of shares of our common stock outstanding immediately before the Purchase Agreement was signed (which was 152,568,887 shares, and 19.99% of which is 30,498,520 shares), and the number of shares of our common stock outstanding immediately before Total’s delivery to us of a notice indicating its election to exercise such right. Any such purchase of fewer shares of our common stock would be completed under the terms of the Purchase Agreement, including the price per share set forth in such agreement and as described above. As a result, if our stockholders do not approve this Proposal 4, we would, if elected by Total, issue and sell to Total either no shares of our common stock under the Purchase Agreement, and receive no gross proceeds therefor, or 30,498,520 shares of our common stock under the Purchase Agreement, and receive $50.0 million of gross proceeds therefor.

We expect to use any net proceeds received from Total under the Purchase Agreement for working capital and general corporate purposes, which may include, among other purposes, executing our business plans, pursuing opportunities for further growth, and retiring a portion of our outstanding indebtedness. As of the date of this solicitation, however, we cannot specify with certainty all of the particular uses of such proceeds, if any, and we will have broad discretion over the use of any such proceeds. Pending our use of the net proceeds, if any, we may invest the proceeds in short-term, interest-bearing, investment-grade securities.

If stockholder approval of this Proposal 4 is obtained at the Annual Meeting and the other conditions described above are also satisfied, then we expect to sell and issue all such shares promptly after the satisfaction of all conditions.

Director Designation Rights

Pursuant to the Purchase Agreement, we have granted to Total the right to designate up to two individuals to serve as directors on our Board. Subject to certain limited conditions as described in the Purchase Agreement, including compliance with our governing documents and all applicable laws, rules and regulations, we will be obligated to appoint or nominate for election as directors of our Company the individuals so designated by Total and, from and after such appointment or election, appoint one of these individuals to serve on the audit committee of the Board and any other committees of the Board that may be formed from time to time for the purpose of making decisions that are strategically significant to our Company. Total’s rights and our obligations relating to these designees commence at the time any shares are issued to Total under the Purchase Agreement, and continue until (and if) (1) with respect to Total’s right to designate two individuals to serve as directors on our Board, Total’s voting power is less than 16.7% but more than 10%, and (2) with respect to Total’s right to designate one individual to serve as a director on our Board, Total’s voting power is less than 10%, in each case measured in relation to the total votes then entitled to be cast in an election of directors by our stockholders.

This Proposal 4 does not relate to, and is not a vote on, the election of these director nominees. We expect the individuals selected by Total to serve as directors on our Board will be identified, considered and reviewed by our Board to confirm compliance with all applicable laws, rules and regulations and as set forth in the Purchase Agreement, and appointed as directors on our Board and, for one such individual, as a member of the audit committee thereof, on a date following the Annual Meeting. As a result, we expect these individuals will be nominated and eligible for election by our stockholders at our 2019 annual meeting of stockholders.

Registration Rights

Pursuant to the Purchase Agreement, we have also agreed to enter into a registration rights agreement with Total at the closing of the issuance and sale of our common stock to Total under the Purchase Agreement. Pursuant to the registration rights agreement, we will be obligated to, at our expense, (1) within 60 days after the issuance and sale of shares of our common stock to Total under the Purchase Agreement, file one or more registration statements with the SEC to cover the resale of such shares, (2) use our commercially reasonable efforts to cause all such registration statements to be declared effective within 90 days after the initial filing thereof with the SEC, (3) use our commercially reasonable efforts to maintain the effectiveness of such registration statements until all such shares are sold or may be sold without restriction under Rule 144 under the Securities Act, and (4) with a view to making available to the holders of such shares the benefits of Rule 144, make and keep available adequate current public information, as defined in Rule 144, and timely file with the SEC all required reports and other documents, until all such shares are sold or may be sold without restriction under Rule 144. If such registration statements are not filed or declared effective as described above or any such effective registration statements subsequently become unavailable for more than 30 days in any 12-month period while they are required to be maintained as effective, then we would be required to pay liquidated damages to Total equal to 0.75% of the aggregate purchase price for the shares remaining eligible for such registration rights each month for each such failure (up to a maximum of 4% of the aggregate purchase price for the shares remaining eligible for such registration rights each year).

Voting Agreement

In connection with the Purchase Agreement, on May 9, 2018, we and all of our directors and officers entered into a voting agreement with Total. Pursuant to the voting agreement, each of our current directors and officers has agreed to vote all shares of our common stock presently or hereafter owned or controlled by him, in any vote of our stockholders that may be held from time to time, in favor of certain matters, including the approval of this Proposal 4 at the Annual Meeting, the approval of Proposal 5 at the Annual Meeting (as described in this Supplement below), and the election of the individuals designated by Total to serve as directors on our Board. Each of our directors and officers has also granted to Total a proxy to vote all such shares in accordance with the terms of the voting agreement. For each of our directors and officers party to the voting agreement, the voting obligations contained in the agreement continue from and after, and for so long as, Total’s director designation rights are in effect, as described above, and such director or officer continues to serve in such capacity for our Company (other than Mr. Boone Pickens, one of our directors and co-founders, who will continue to be bound by the voting obligations even after he ceases to serve as such for our Company) and continues to hold shares of our common stock. As of April 10, 2018, an aggregate of 16,587,658 shares of our common stock, representing 10.9% of the outstanding shares of our common stock as of such date, were owned or controlled by our directors and officers and are subject to this voting agreement.

Separate Credit Support Arrangement with Total for Truck Leasing Program

As part of our key business objectives, we aim to facilitate and grow the deployment of heavy-duty natural gas trucks in the United States, which is one of our target customer markets, and to fuel a substantial number of these trucks. In connection with the Purchase Agreement, we have signed a non-binding letter of intent with Total regarding a truck leasing program and a credit support arrangement in connection with these objectives.

As described in our Annual Report, natural gas vehicles typically cost more initially than gasoline- or diesel-powered vehicles, because the components needed for a vehicle to use natural gas add to the vehicle’s base cost. Operators then seek to recover the additional base cost over time through the generally lower fueling costs for natural gas vehicles, but if operators perceive an inability to timely recover these additional initial costs, then they may be reluctant to initially purchase the natural gas vehicle. We and Total intend to work together to develop and implement a truck leasing program designed to encourage additional operators to convert to or acquire new natural gas heavy-duty trucks. In concept, and as described in the letter of intent, such a truck leasing program is expected to involve the following: (i) one or more truck leasing or finance companies would lease natural gas heavy-duty trucks to large vehicle fleets pursuant to lease agreements with the fleet operators and with us, providing for periodic payments by the fleet operators of amounts equal to the payments that would be made for the lease of an equivalent truck that operates on diesel fuel, and providing for periodic payments by us of the incremental cost of the natural gas truck over and above the diesel equivalent truck, (ii) the fleet operators would enter into fuel purchase agreements with us, pursuant to which the operators would agree to purchase minimum monthly volumes of natural gas fuel from us at fixed prices, and (iii) Total would commit to enter into guaranty agreements for up to an aggregate of $100.0 million in support of our payment obligations under the truck lease agreements as described above, and in consideration for such guaranty commitment, we would pay to Total an annual fee equal to 10% of the average amount of all such outstanding guaranty agreements.

The letter of intent for the truck leasing program and related credit support arrangement is non-binding in all respects, and therefore does not represent any legally binding obligation on the part of us or Total with respect to such program or arrangement or continued discussions or negotiations, if any, of definitive agreements for the program or arrangement. Furthermore, if we and Total agree to a truck leasing program and credit support arrangement, the terms of such program and arrangement could differ materially from those contemplated by the letter of intent as described above. Although we expect to work with Total to complete such definitive agreements as promptly as practicable, there is no assurance that any such agreements will be finalized when expected, on terms similar to those described above or terms we otherwise believe are favorable, or at all. Moreover, even if such definitive agreements are finalized and a truck leasing program and credit support arrangement are implemented, such a program and arrangement may not achieve the intended or any other benefits for us or our business.

Further, entering into definitive agreements for a truck leasing program and related credit support arrangement is not a condition to issuing and selling the shares of our common stock to Total under the Purchase Agreement as described in this Proposal 4, and we do not expect the issuance and sale of such shares of our common stock to Total under the Purchase Agreement would be a condition to entering into definitive agreements for the truck leasing program and credit support arrangement. As a result, the truck leasing program and credit support arrangement are separate from the issuance and sale of shares to Total under the Purchase Agreement in all respects (except solely for the commonality of parties to the proposed transactions), and this Proposal 4 does not relate to, and is not a vote on, such a program or arrangement. Consequently, if this Proposal 4 is approved by our stockholders (and the other conditions described above are satisfied), we may effect the issuance and sale of shares of our common stock to Total under the Purchase Agreement and receive the gross proceeds therefor without ever agreeing to the terms of and finalizing definitive agreements for or implementing a truck leasing program and credit support arrangement, and conversely, if this Proposal 4 is not approved by our stockholders (or any of the other conditions described above are not satisfied), we may finalize definitive agreements for and implement a truck leasing program and related credit support arrangement without ever effecting the issuance and sale of shares of our common stock to Total under the Purchase Agreement or receiving any gross proceeds therefor.

Reasons for Requesting Stockholder Approval

Our common stock is listed on the Nasdaq Global Select Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Nasdaq Listing Rule 5635(b) requires stockholder approval prior to an issuance of securities that will result in a “change of control” of a listed company, which for Nasdaq purposes is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding shares of common stock or voting power of the company and such ownership or voting power would be the company’s largest ownership position. If Total purchases all of the 50,856,296 shares of our common stock that could be issued and sold under the Purchase Agreement, Total would become a holder of more than 20% of the outstanding shares of our common stock and would hold the largest ownership position of our Company. As a result, our issuance and sale to Total of all such shares would, for Nasdaq purposes, constitute a “change of control” requiring stockholder approval pursuant to Nasdaq Listing Rule 5635(b).

In addition, Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the sale, issuance or potential issuance in a transaction other than a public offering of a listed company’s common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the common stock, where, for Nasdaq purposes, “market value” equals the consolidated closing bid price per share of the common stock as reported by Nasdaq immediately before entry into a binding agreement to issue the securities. If all of the 50,856,296 shares of our common stock are issued and sold to Total under the Purchase Agreement, the total number of shares of our common stock sold under such agreement would exceed 20% of the total number of shares of our common stock issued and outstanding immediately before the Purchase Agreement was signed, and all of our common stock to be sold and issued under such agreement would be sold at a price of $1.64 per share, which is less than $1.91, the consolidated closing bid price per share of our common stock as reported on the Nasdaq Global Select Market immediately before the Purchase Agreement was signed. As a result, our issuance and sale of all such shares of our common stock requires stockholder approval pursuant to Nasdaq Listing Rule 5635(d).

Reasons for the Transactions with Total

The Board has determined, in its business judgment, that the transactions with Total as described above, including the issuance and sale of shares of our common stock under the Purchase Agreement and the potential truck leasing program and related credit support arrangement, are in the best interests of the Company and our stockholders. As a result, the Board has unanimously approved these transactions, subject to stockholder approval as required, and has unanimously recommended that our stockholders approve such transactions that require stockholder approval by voting in favor of this Proposal 4. In making this determination and approval, the Board considered, among other things, the factors and characteristics of the transactions described below.

First and most critically, the Board believes Total is a valuable strategic investor and partner for our Company. Total and its affiliates are a major global natural gas and energy organization. In particular, Total is actively pursuing clean energy initiatives and has enthusiastically embraced natural gas as a vehicle fuel. We believe a partnership with Total could enhance our strategies, initiatives and efforts to achieve our goals to grow fleet and other consumer support for the use of natural gas as a vehicle fuel in our target customer and geographic markets, through Total’s input of crucial insight and experience, its considerable influence in the global energy markets, and other contributions and factors. The Board also believes the proceeds from the sale of our common stock to Total under the Purchase Agreement would enhance our liquidity in support of our operations, our ability to execute our business plans and pursue opportunities for further growth, and our satisfaction of our commitments (including repayments on our outstanding debt). Further, the Board believes the potential truck leasing program and credit support arrangement with Total could play a critical role in generating increased adoption of natural gas as a vehicle fuel in the U.S. heavy-duty truck market, which, if this expectation materializes, could have a direct and positive impact on our financial condition and performance, and the Board believes Total’s purchase of our common stock under the Purchase Agreement would align Total’s interests with the interests of our other stockholders and the success of our Company, both in general and in connection with any truck leasing program and credit support arrangement that may be finalized.

Possible Effects if Proposal 4 Is Approved

If this Proposal 4 is approved by our stockholders, then, subject to the satisfaction of the other conditions set forth in the Purchase Agreement as described below (including obtaining the approval of our stockholders of Proposal 5 as described in this Supplement below), we would be able to issue and sell 50,856,296 shares of our common stock to Total under the Purchase Agreement. The rights and privileges associated with all shares of our common stock issuable to Total under the Purchase Agreement are identical to the rights and privileges associated with the common stock held by our existing stockholders, and will not include preemptive, conversion or other rights to subscribe for additional shares of our common stock.

Approval of this Proposal 4, assuming the satisfaction of the other conditions set forth in the Purchase Agreement and our issuance of the shares issuable thereunder, could have the following effects:

•

Dilution. If approved, this Proposal 4 would result in a 50,856,296 share increase in the number of outstanding shares of our common stock. As a result, our existing stockholders would own a materially smaller percentage of our outstanding common stock and, accordingly, a materially smaller percentage interest in the voting power, liquidation value and book value of our common stock. Moreover, the approval of this Proposal 4 would not limit our ability to engage in additional issuances of our common stock (or securities convertible into or exercisable or exchangeable for our common stock) for capital-raising or other purposes in the future, subject to compliance with Nasdaq rules or other applicable laws. As a result, our stockholders could experience further dilution from additional such transactions we may pursue in the future.

•	Market Effects. Despite the existence of certain restrictions on transfer, the issuance of our common stock under the Purchase Agreement could affect trading patterns and adversely affect the market price of our outstanding common stock. Additionally, sales in the public market of the shares of our common stock issued and sold under the Purchase Agreement, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and impair our ability to raise capital in future equity financings.

•	Concentration of Ownership and Control. Our issuance and sale to Total of all of the shares of our common stock under the Purchase Agreement would result in Total’s ownership of 25.0% of the outstanding shares of our common stock (immediately after the issuance of such shares and based on the number of shares of our common stock outstanding as of April 10, 2018). Such ownership would represent the largest ownership position in our Company. As a result, Total would be able to exert significant influence or control over matters requiring approval by our stockholders, including the election of directors and mergers, acquisitions or other extraordinary transactions. In addition, as described above, Total has obtained director designation rights in connection with its investment in our Company, and thus would have direct representation of its interest on our Board and certain committees thereof. Total may have interests that differ from ours or yours, and it may vote or otherwise act in ways with which you disagree and that may be adverse to your interests. In addition, the concentration of ownership and control in Total may have the effect of delaying, preventing or deterring a change of control of our Company, which could deprive our stockholders of an opportunity to receive a premium for their shares of our common stock as part of a sale of our Company, or conversely, could facilitate a change of control at a time or under circumstances when you and other stockholders may prefer not to sell. Further, the concentration of ownership and control could adversely affect the prevailing market price for our common stock.

•	Valuable Investor and Partner. As discussed above, we believe Total represents a valuable investor and partner for us as we continue to pursue increased adoption of natural gas as a vehicle fuel among fleet vehicle operators in a variety of markets, including heavy-duty trucking. We believe obtaining the support and investment of this leader in the global energy industry, as well as its potential collaboration with us to stimulate the U.S. heavy-duty truck market through a leasing program and credit support arrangement, could prove to be pivotal and transformational in the trajectory of our Company.

•	Improved Capital Levels and Reserves. As discussed above, we expect to raise $83.4 million of gross proceeds from the issuance and sale of shares of our common stock if this Proposal 4 is approved (and the other conditions described above are satisfied). Such proceeds would strengthen our balance sheet and increase our capital levels and reserves, allowing us to support our current operations, execute our business plans, pursue opportunities for further growth and satisfy our commitments.

Possible Effects if Proposal 4 Is Not Approved

If this Proposal 4 is not approved by our stockholders, then we would not be able to issue and sell, and Total would not be able to purchase, all of the 50,856,296 shares of our common stock issuable under the Purchase Agreement, nor would we receive the $83.4 million of gross proceeds from such sale. As described above, however, in that event, or if Proposal 5 as described in this Supplement below is not approved by our stockholders, then Total would have the right to purchase fewer shares of our common stock if it elects to do so, which would result in our issuance and sale to Total of either no shares of our common stock under the Purchase

Agreement and our receipt of no gross proceeds therefor (if Total does not elect to exercise such right), or 30,498,520 shares of our common stock under the Purchase Agreement and our receipt of $50.0 million of gross proceeds therefor (if Total does elect to exercise such right). If Proposal 4 or Proposal 5 are not approved by our stockholders, then Total may elect to exercise or not exercise this right in its sole discretion, and consequently, we would have no control over whether or not such lesser number of shares would be issued and sold to Total.

A failure to obtain the approval of our stockholders of this Proposal 4 could have the following effects:

•	Weakening of a Potentially Beneficial Relationship. If Total is not able to obtain its desired investment in our Company because this Proposal 4 is not approved, we could lose the opportunity to obtain a new investor the Board believes could be instrumental in our future growth, and the Board believes the potential value and benefits of our other proposed relationships with Total could be materially weakened. As discussed above, we believe our potential transactions with Total, including the issuance of our common stock under the Purchase Agreement and other potential relationships (including, even though it is a separate transaction as described above, a potential truck leasing program and credit support arrangement), could prove to be pivotal and transformational in the trajectory of our Company, and a failure to obtain stockholder approval of this Proposal 4 could deprive us of some or all of the benefits we anticipate from these transactions and potential relationships.

•	Decreased Access to Capital. If stockholders do not approve this Proposal 4, then we may not have access to the $83.4 million in gross proceeds we would receive from the sale of all of the 50,856,296 shares of our common stock to Total under the Purchase Agreement. The absence of this new capital could negatively impact our ability to execute our business plans and support our existing operations and any future growth opportunities, and could have a material adverse effect on our financial condition, liquidity and results of operations.

•	Completion of a Transaction Our Stockholders Do Not Find Favorable. If Total elects to exercise its right to purchase fewer shares of our common stock if this Proposal 4 is not approved by our stockholders, then we would be obligated, under the terms of the Purchase Agreement, to issue and sell such fewer shares to Total. As a result, in that event, we would be required to complete a transaction that at least some of our stockholders, for any of the reasons described under “Possible Effects if Proposal 4 Is Approved” above or for other reasons, do not vote to approve and thus would have determined to be, in their view, unfavorable. Any such outcome could harm our relationships and credibility with our stockholders, our reputation generally, and the prevailing market price of our common stock.

Securities Law Matters

This Proposal 4, together with the other disclosures contained in this Supplement, is neither an offer to sell nor a solicitation of an offer to buy any of our securities.

The offer and sale of the shares issuable to Total under the Purchase Agreement have not been registered under the Securities Act or any state or foreign securities laws, and may not be offered or sold absent such registration or an exemption from such registration requirements. These shares are being offered and sold in reliance on an exemption from registration afforded by Section 4(a)(2) of the Securities Act, Regulation S under the Securities Act and Rule 506 of Regulation D under the Securities Act, primarily based on the following facts: (1) Total has represented to us that it is an accredited investor within the meaning of Rule 501 of Regulation D or a qualified institutional buyer within the meaning of Rule 144A, in each case under the Securities Act, and that it is not a U.S. person within the meaning of Rule 902 of Regulation S under the Securities Act; (2) Total has represented to us that it is acquiring the shares for its own account for investment only and with no present intention of distributing any of them or any arrangement or understanding with any other person regarding the distribution thereof, except in compliance with certain transfer restrictions set forth in the Purchase Agreement;

(3) Total has represented to us that it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the shares; (4) we used no advertising or general solicitation in connection with the offer and sale of the shares to Total; and (5) the shares that are issued to Total will be issued as restricted securities.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed issuance and sale of our common stock to Total under the Purchase Agreement.

Required Vote and Effect of Not Casting Your Vote

Proposal 4 must be approved by the affirmative vote of a majority of the votes cast on the proposal by shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting. Proposal 4 constitutes a “non-routine” matter on which a broker, bank or other nominee is not entitled to vote shares held on behalf of a beneficial owner without receiving specific voting instructions from the beneficial owner. Consequently, if you hold your shares in street name and you do not instruct your broker, bank or other nominee on how to vote on this Proposal 4, no vote will be cast on the proposal on behalf of your shares and a “broker non-vote” will occur. As a result of the above, abstentions, if any, will have no effect on the outcome of the vote on Proposal 4 because abstentions are not considered to be present or entitled to vote with respect to the proposal for which they occur, and broker non-votes, if any, will have no effect on the outcome of the vote on Proposal 4 because, pursuant to our amended and restated bylaws, broker non-votes are not considered to be present or entitled to vote with respect to the proposal for which they occur.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE ISSUANCE OF SHARES OF OUR COMMON STOCK TO TOTAL

IN A PRIVATE PLACEMENT PURSUANT TO THE PURCHASE AGREEMENT

PROPOSAL 5

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK

Our Restated Certificate currently authorizes the issuance of 224,000,000 shares of our common stock, par value $0.0001 per share. Our Board is proposing for approval by our stockholders an amendment to our Restated Certificate to increase the number of shares of our common stock we are authorized to issue by approximately 35.7%, from 224,000,000 shares to 304,000,000 shares. Our Restated Certificate also authorizes the issuance of 1,000,000 shares of preferred stock, par value $0.0001 per share, which would remain unchanged by the amendment to our Restated Certificate contemplated by this Proposal 5.

Background: Current Capitalization

As of April 10, 2018, our capitalization was as follows:

•	152,514,550 shares of our common stock were issued and outstanding;

•	14,991,521 shares of our common stock were issuable upon conversion of various outstanding convertible notes issued between July 2011 and September 2013 with an aggregate outstanding principal amount of $235.5 million;

•	13,022,146 shares of our common stock were issuable upon exercise or vesting and settlement of outstanding options and restricted stock units granted pursuant to our equity incentive plans;

•	2,653,748 shares of our common stock were reserved for issuance pursuant to our employee stock purchase plan or equity awards we may grant in the future under our equity incentive plans; and

•	No shares of our preferred stock were issued or outstanding. There are currently no plans, arrangements, commitments or understandings to issue any shares of our preferred stock.

Based on the above capitalization information, only 40,818,035 shares of our currently authorized common stock remained unissued and unreserved and available for future issuance as of April 10, 2018. As described in Proposal 4 above, we have agreed to sell and issue to Total, and Total has agreed to purchase, 50,856,296 shares of our common stock if our stockholders approve Proposal 4 and this Proposal 5 and certain other conditions are satisfied (although we may be obligated to issue and sell a lesser number of shares to Total under the Purchase Agreement even if Proposal 4 or this Proposal 5 are not approved, please see the description of Proposal 4 above for more information). As a result, there is an insufficient number of unissued and unreserved shares of our common stock currently authorized to permit the issuance of all such shares to Total under the Purchase Agreement.

Reasons for the Increase to Our Authorized Shares of Common Stock

The Board has determined, in its business judgment, that an increase to our authorized shares of common stock by approximately 35.7%, from 224,000,000 shares to 304,000,000 shares, is in the best interests of the Company and our stockholders, and as a result the Board has unanimously approved such an increase, subject to stockholder approval, and has unanimously recommended that our stockholders approve such an increase by voting in favor of this Proposal 5. In making this determination and approval, the Board considered, among other things: our agreement to issue and sell shares of our common stock to Total under the Purchase Agreement, as described in Proposal 4 above; our historical share issuance rates, as described below; anticipated future share requirements; guidelines and potential voting recommendations of third-party proxy advisory services, including Institutional Shareholder Services (“ISS”); recent practices at other public companies; and a recommendation from our management.

The Board is requesting that our stockholders approve the increase to the authorized shares of our common stock in part to enable us to issue and sell 50,856,296 shares of our common stock to Total under the Purchase

Agreement for gross proceeds to us of $83.4 million. Pursuant to the Purchase Agreement, our ability to issue and sell all such shares is conditioned on and subject to our ability to obtain the approval of our stockholders of this Proposal 5 and our implementation of the increase to the authorized shares of our common stock described herein (although, as described in Proposal 4 above, Total would have the right to purchase a lesser number of shares of our common stock, if it elects to do so, if Proposal 4 or this Proposal 5 are not approved at the Annual Meeting). As described in Proposal 4 above, the Board believes the issuance and sale of all such shares to Total, as well as our other proposed relationships with Total, could provide meaningful capital resources and a valuable investor and partner in our execution of our business plans and strategic initiatives. Please read Proposal 4 above for a fulsome description of the proposed share issuance to and other potential relationships with Total.

The Board is also requesting that our stockholders approve the increase to the authorized shares of our common stock to provide us with the flexibility to issue our common stock as needed for other purposes. The newly authorized shares of our common stock would be issuable for any proper corporate purpose, except for the portion thereof that we would issue and sell to Total under the Purchase Agreement, as described above, if our stockholders also approve Proposal 4 as described in this Supplement and certain other conditions are satisfied. Historically, we have issued our common stock (or securities convertible into or exercisable or exchangeable for our common stock) for the following main reasons:

•	as consideration for mergers, acquisitions, investments or other similar transactions;

•	in connection with establishing collaborations or other strategic relationships;

•	as compensation to attract and retain our personnel through grants of equity awards; and

•	in capital-raising or financing transactions.

Since January 2015, we have issued common stock (or securities convertible into or exercisable or exchangeable for common stock) totaling 69,153,018 shares (on a fully diluted basis) for the reasons described above, and our Board may desire to use our common stock for these or other reasons in the future. Of these shares, since January 2015, we have issued shares of our common stock or granted equity awards in respect of shares of our common stock under our equity incentive plans for a total of 10,327,493 shares (on a fully diluted basis), and the Board believes the availability of additional shares for future compensatory purposes is an important recruiting and retention tool.

Except with respect to the issuance of up to 50,856,296 shares of our common stock to Total under the Purchase Agreement, the issuance of shares of our common stock upon the conversion of outstanding convertible securities, and the issuance of shares of our common stock in connection with our employee stock purchase plan and equity compensation plans and awards granted thereunder, we currently have no specific understandings or commitments, oral or written, that would require us to issue a material amount of new shares of our common stock.

Possible Effects if Proposal 5 Is Approved

If this Proposal 5 is approved by our stockholders, the Board would generally be able to issue the additional authorized shares in its discretion from time to time without further action by or approval of our stockholders, subject to and as limited by the rules and listing requirements of Nasdaq or any other then applicable securities exchange and the requirements of all applicable law, and subject to our commitment to issue and sell up to 50,856,296 shares of our common stock to Total under the Purchase Agreement.

Approval of this Proposal 5 could have the following effects:

•

Potential for Dilution. If approved, this Proposal 5 would result in our Board’s ability to issue the newly authorized shares of our common stock in the future, in its discretion and without obtaining future stockholder approval. Because our stockholders do not have preemptive rights with respect to our common stock, they would not have preferential rights to purchase any additional shares we may issue in the future. Consequently, any issuance of additional shares of our common stock, unless such issuance is pro-rata among existing stockholders, would increase the number of outstanding shares of our common stock and decrease the ownership interest of our existing stockholders, as well as their percentage interest in the voting power, liquidation value and book value of our common stock. Depending on the terms of any such issuance, these decreases could be significant. At this time, it is impossible to predict the dilutive impact of any such future share issuance, if any. Any potential dilution would depend on a number of factors, including the price of our common stock at the time of any future issuance and the number of shares of our common stock then outstanding.

•	Anti-Takeover Effects. The availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to effect a change of control of our Company or remove current management, which our stockholders might otherwise deem favorable. For example, without further stockholder approval, the Board could strategically sell shares of our common stock in a private transaction to purchasers that would oppose a change of control attempt or favor current management. The anti-takeover effect of an increase to the authorized shares of our common stock would be in addition to other provisions in our Restated Certificate and our amended and restated bylaws that may also have an anti-takeover effect, such as certain advance notice requirements with respect to any stockholder proposals and nominations of director candidates, the lack of cumulative voting rights of our stockholders, and our ability to issue preferred stock with such rights, preferences and privileges as approved by our Board without obtaining stockholder approval. The Board is not aware of any attempt, or contemplated attempt, to acquire the Company, nor is this Proposal 5 being presented with the design or intent that it be used to prevent or discourage a change of control or management or an acquisition attempt. However, stockholders should be aware that nothing would prevent the Board from taking any such actions that it deems consistent with its fiduciary duties.

Possible Effects if Proposal 5 Is Not Approved

If this Proposal 5 is not approved by our stockholders, then the number of shares of our common stock we would be authorized to issue would remain at its current amount of 224,000,000 shares.

A failure to obtain the approval of our stockholders of this Proposal 5 could have the following effects:

•	Inability to Complete Full Share Issuance and Sale to Total. If stockholders do not approve this Proposal 5, then we would not be able to issue and sell, and Total would not be able to purchase, all of the 50,856,296 shares of our common stock under the Purchase Agreement for gross proceeds to us of $83.4 million (although, as described in Proposal 4 above, Total would have the right to purchase a lesser number of shares of our common stock, if it elects to do so, if Proposal 4 or this Proposal 5 are not approved at the Annual Meeting). In that event, and as described in Proposal 4 above, we could lose the opportunity to obtain a new investor the Board believes could be instrumental in our future growth, we may not have access to an important infusion of new capital, and the potential benefits and value of our proposed relationships with Total could be weakened. Please see Proposal 4 above for more information.

•

Lack of Necessary Flexibility to Use Equity for Valid Purposes. As described above, the Board believes this increase to the authorized shares of our common stock would provide us with needed flexibility to issue these shares in the future when and as necessary and on a timely basis, which would allow us to take advantage of market conditions, the availability of favorable financing and opportunities for acquisitions, in each case without the potential expense or delay incident to obtaining stockholder approval for each separate transaction or issuance. If this Proposal 5 is not approved by our stockholders, our Board would have significantly limited ability to issue equity at its discretion in the future, which could result in, among other things, difficulties retaining and recruiting executives and other personnel consistent with our business plans or an inability to effect potential future strategic or capital-raising transactions or acquisitions efficiently and when desired or otherwise believed to be advantageous to us. This effect could be exacerbated if Total elects to exercise its right to purchase fewer shares of our common stock under the Purchase Agreement, as described in Proposal 4 above, which right is exercisable by Total in its sole discretion and thus is not within our control, and which right would, if exercised, significantly reduce the number of currently authorized shares of our common stock that are unissued and unreserved.

Rights of Additional Authorized Shares of Common Stock

Any authorized shares of our common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock that are presently issued and outstanding.

Text and Effectiveness of the Increase to Our Authorized Shares of Common Stock

We propose to effect the increase to the authorized shares of our common stock by amending the first two sentences of Article 4.A of our Restated Certificate to read in their entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock which this corporation is authorized to issue is 305,000,000 shares, 304,000,000 of which shall be Common Stock with a par value of $.0001 per share, and 1,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.”

The only change to the language of Article 4.A being voted on in this Proposal 5 is to increase the total number of shares of our common stock we may issue by approximately 35.7%, from 224,000,000 shares to 304,000,000 shares, and consequently the total number of shares of stock we may issue by the same amount. Other than as set forth above, our Restated Certificate as currently in effect would remain unchanged by the amendment to effect the authorized share increase contemplated by this Proposal 5. Please note, however, that our Restated Certificate could also be amended to implement a reverse split of our common stock, which we are also requesting that our stockholders approve at the Annual Meeting and which is described in Proposal 6 of this Supplement below. As described in Proposal 6 below, if such a reverse split of our common stock is approved and implemented, the number of issued and outstanding shares of our common stock as well as the number of authorized shares of our common stock would be reduced, in each case by the ratio selected by the Board (please see the description of Proposal 6 below for more information). As a result, if this Proposal 5 is approved by our stockholders and Proposal 6 is also approved by our stockholders and such a reverse split of our common stock is implemented before or contemporaneously with the increase to the authorized shares of our common stock as contemplated by this Proposal 5, then the approval of this Proposal 5 will be deemed to be an approval by our stockholders of an increase to the authorized shares of our common stock by an amount equal to approximately 35.7% of the number of authorized shares of our common stock after giving effect to such reverse split of our common stock (which would result in a different number of authorized shares of our stock and our common stock than is set forth above, due to the impact of such a reverse split). See the tabular disclosure under “Effects of the Reverse Stock Split on our Common Stock” in Proposal 6 below for more information.

If this Proposal 5 is approved and adopted by our stockholders at the Annual Meeting, the increase to our authorized shares contemplated hereby would become effective upon our filing of a Certificate of Amendment to our Restated Certificate with the Secretary of State of the State of Delaware reflecting the amendments to Article 4.A thereof as set forth above, or at such other date and time as may be specified in the Certificate of Amendment. We expect to file such an amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate to increase the number of authorized shares of common stock we are authorized to issue.

Required Vote and Effect of Not Casting Your Vote

Proposal 5 must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote on the proposal at the Annual Meeting. Proposal 5 constitutes a “routine” matter on which a broker, bank or other nominee is entitled to vote shares held for a beneficial owner even without receiving specific voting instructions from the beneficial owner. Generally, brokers, banks and other nominees will vote any such uninstructed shares in accordance with the recommendation of the Board. As a result of the above, abstentions, if any, will have the same effect as a vote against Proposal 5, and broker non-votes are not expected to occur on Proposal 5.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

AN AMENDMENT TO OUR RESTATED CERTIFICATE

TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK

PROPOSAL 6

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

Our Board is proposing for approval by our stockholders an amendment to our Restated Certificate to effect a reverse split of our authorized, issued and outstanding common stock, at such ratio and at such time as determined by the Board (or an authorized committee thereof) and as described in this Proposal 6 below. For purposes of this Proposal 6, “Reverse Stock Split” refers to such a reverse split of our common stock effected at the ratio and time as the Board may determine. Our preferred stock, 1,000,000 shares of which are authorized and none of which are issued, outstanding or reserved for issuance, would remain unchanged by the amendment to our Restated Certificate contemplated by this Proposal 6.

Background

In May 2018, our Board determined to seek the approval of our stockholders of a proposal to authorize the Board, in its discretion, to amend the Restated Certificate to effect a Reverse Stock Split of our issued and outstanding common stock at a ratio of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10, such ratio to be determined by the Board in its discretion. As a result, if the Board determines to effect a Reverse Stock Split, each outstanding five, six, seven, eight, nine or ten shares of common stock would, at the effective time of the Reverse Stock Split, be combined, converted and changed into one share of our common stock. As part of the Reverse Stock Split, the number of authorized shares of our common stock (as it may be increased pursuant to the amendment to our Restated Certificate contemplated by Proposal 5) would be reduced by the same ratio as the issued and outstanding shares of our common stock.

This Proposal 6, if approved, would not immediately cause a Reverse Stock Split to be effected, but rather would grant the Board, or an authorized committee thereof, the authority to effect a Reverse Stock Split, if and when determined by the Board or such committee, at any time on or before May 31, 2019. As a result, the Board or any such committee would have the sole discretion, until May 31, 2019, to elect whether to effect a Reverse Stock Split and, if so, the number of shares, whether five, six, seven, eight, nine or ten, of our common stock that would be combined into one share of our common stock upon implementing the Reverse Stock Split. Accordingly, approval of this Proposal 6 would authorize the Board or any such committee, in its discretion, to effectuate the Reverse Stock Split at any of the ratios described above and at any time until the date set forth above, or not to effect the Reverse Stock Split at all.

If the Board elects to effect a Reverse Stock Split, the number of shares of our common stock that are authorized but unissued, issued and outstanding, and reserved for future issuance, as well as certain other aspects of or factors related to our common stock, would undergo a variety of changes. Please see “Effects of the Reverse Stock Split on Our Common Stock” below for more information.

Reasons for the Reverse Stock Split

The Board has determined, in its business judgment, that a Reverse Stock Split of our authorized, issued and outstanding common stock at one of the proposed ratios is in the best interests of the Company and our stockholders, and as a result the Board has unanimously approved such a Reverse Stock Split, subject to stockholder approval, and has unanimously recommended that our stockholders approve such a Reverse Stock Split by voting in favor of this Proposal 6. In addition, the Board has determined that obtaining the approval of our stockholders of the six proposed ratios for a Reverse Stock Split (as opposed to approval of a single ratio) provides the Board with appropriate flexibility to better achieve the purposes of a Reverse Stock Split, and as a consequence, is in the best interests of our Company and our stockholders. In making this determination and approval, the Board considered, among other things: the historical market price and trading volume of our common stock; prevailing market and economic conditions and trends; input of our significant stockholders; recent practices at other public companies; guidelines and potential voting recommendations of third-party proxy advisory services, including ISS; a recommendation from our management; and our agreement to issue and sell shares of our common stock to Total under the Purchase Agreement, as described in Proposal 4 above.

The Board is requesting that our stockholders approve, and grant the authority to the Board to determine whether to effect, a Reverse Stock Split primarily because it could improve the marketability and liquidity of our common stock by increasing its prevailing market price. We believe the current low per share market price of our common stock has had a negative effect on the marketability of the outstanding shares of our common stock, and we believe there are several reasons for these effects. First, certain institutional and other investors have internal policies that prohibit purchases of lower-priced stocks, and a variety of policies and practices of broker-dealers also discourage individual brokers within these firms from dealing in lower-priced stocks. Second, because the brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current market price of our common stock could result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of the total share value than would be the case if the market price of the shares was higher. This factor is also believed to limit the willingness of some institutions and other investors to purchase shares of our common stock at all. We expect a Reverse Stock Split could result in a higher prevailing market price for our common stock, which could help to alleviate some of these negative effects, and we believe the other transactions discussed in this Supplement (and in some cases for which we are also seeking stockholder approval), including our transactions and proposed relationships with Total discussed in Proposal 4 above, could add momentum to any such increase. In addition, the Board believes the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split, as well as the anticipated increase in the prevailing market price of our common stock, could attract new long-term investors and generate new interest in our common stock, which could potentially promote greater liquidity for our existing stockholders, and could also reduce holdings by speculative investors, which could help to reduce volatility in the trading volume and market price of our common stock. We note, however, that if the Board elects to implement the Reverse Stock Split, an increase in the market price of our common stock after the Reverse Stock Split, if any, may be proportionately less than the decrease in the number of outstanding shares, and any such increase may not be sustained and may subsequently decrease to current or lower market prices, any of which would effectively reduce our Company’s market capitalization. See “Possible Effects of the Reverse Stock Split on Our Common Stock” below for more information.

This transaction is not, and the Board does not intend for it to be, the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 under the Exchange Act.

Board Discretion to Implement the Reverse Stock Split

If this Proposal 6 is approved by our stockholders, a Reverse Stock Split would be effected, if at all, only upon a determination by the Board or an authorized committee thereof to effect the Reverse Stock Split, with a ratio among those set forth in this Proposal 6 as determined by the Board or such committee and as of an effective time on or before May 31, 2019. Such determination would be based on many factors, including the factors described above that were considered by the Board in determining to approve the solicitation of stockholder approval for this Proposal 6. Notwithstanding any approval of this Proposal 6 by our stockholders, the Board may, in its sole discretion, determine to abandon the Reverse Stock Split for a period of time or in its entirety. If, however, the Board does not implement the Reverse Stock Split before May 31, 2019, further stockholder approval would be required in order to implement any reverse stock split.

Effects of the Reverse Stock Split on Our Common Stock

After a Reverse Stock Split, if implemented, each of our stockholders would own a reduced number of shares of our common stock; however, the Reverse Stock Split would affect all of our stockholders uniformly, and thus would not, in itself, affect any stockholder’s percentage ownership in our Company, except to the extent the Reverse Stock Split results in a stockholder receiving cash in lieu of an interest in a fractional share, as described below. Similarly, the number of our stockholders would not be affected by the Reverse Stock Split, except to the extent any stockholder holds only an interest in a fractional share after the Reverse Stock Split and receives cash for such interest rather than any shares of our common stock, as described below. As of April 10, 2018, there were approximately 59,444 holders of our common stock, including an estimated 59,390 beneficial owners whose shares are held on their behalf by brokers, banks or other nominees.

In addition, proportionate voting rights and other rights of the holders of our common stock would not be affected by the Reverse Stock Split, except as a result of the payment of cash in lieu of fractional shares, as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately before the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split.

Also, the number of outstanding shares of our common stock and the number of authorized shares of our common stock would be reduced in accordance with the ratio for the Reverse Stock Split selected by the Board (or an authorized committee thereof) from among those set forth in this Proposal 6, but the percentage of the authorized shares of our common stock that are issued and outstanding would remain the same before and after the Reverse Stock Split is implemented (unless Proposal 5 as described in this Supplement is also approved and implemented, as described above and as shown in the tables below). For example, based on the 152,514,550 shares of our common stock outstanding on April 10, 2018 and the 224,000,000 shares of our common stock currently authorized under the Restated Certificate, a Reverse Stock Split at a ratio of 1-for-10 would have the effect of reducing the number of outstanding shares of our common stock to approximately 15,251,455 and reducing the number of authorized shares of our common stock to 22,400,000, thereby reducing the number of authorized but unissued shares of common stock from 71,485,450 to approximately 7,148,545; however, the number of shares of outstanding common stock would remain approximately 68% of the number of shares of authorized common stock both before and after the Reverse Stock Split.

Further, the Reverse Stock Split would reduce the number of shares of our common stock issuable upon conversion, exercise or vesting and settlement of outstanding convertible notes, options and restricted stock units (and, if applicable, would increase the conversion, exchange or exercise price per share under such convertible notes, options and restricted stock units), as well as the number of shares of our common stock reserved for issuance pursuant to our employee stock purchase plan and equity awards we may grant in the future under our equity incentive plans. In each such case, the number of shares of our common stock would be reduced by the ratio at which the Reverse Stock Split is implemented, and any applicable conversion, exchange or exercise price per share would be increased by the same ratio.

The following tables illustrate the effect of the Reverse Stock Split on our authorized, outstanding and reserved common stock in three possible scenarios (and, for each, with each of the proposed Reverse Stock Split ratios):

•	If Proposals 4, 5 and 6 Are All Approved and Implemented. The information in the following table is based on the number of shares of our common stock outstanding as of April 10, 2018, after giving effect to the issuance of all of the 50,856,296 shares of our common stock issuable to Total under the Purchase Agreement, as described in Proposal 4 of this Supplement above, and the increase to the number of shares of our common stock we are authorized to issue by approximately 35.7%, as described in Proposal 5 of this Supplement above. As a result, the information in this table assumes that Proposals 4, 5 and 6 described in this Supplement are all approved by our stockholders at the Annual Meeting, and that no shares of our common stock are issued after April 10, 2018 except for the shares issuable to Total under the Purchase Agreement.

Reverse Stock Split Ratio	Approximate Issued and Outstanding Shares of Common Stock (#)(1)	Authorized Shares of Common Stock Post-Reverse Stock Split (#)	Shares of Common Stock Reserved for Future Issuance Post-Reverse Stock Split (#)(1)(2)	Shares of Common Stock Authorized, Unissued and Unreserved for Future Issuance Post-Reverse Stock Split (#)(1)
Pre-Reverse Stock Split	203,370,846	304,000,000	30,667,415	69,961,740
1-for-5	40,674,169	60,800,000	6,133,483	13,992,348
1-for-6	33,895,141	50,666,667	5,111,236	11,660,290
1-for-7	29,052,978	43,428,571	4,381,059	9,994,534
1-for-8	25,421,356	38,000,000	3,833,427	8,745,217
1-for-9	22,596,761	33,777,778	3,407,491	7,773,527
1-for-10	20,337,085	30,400,000	3,066,741	6,996,174

(1)	Share numbers do not give effect to the treatment of fractional shares, as described below.
(2)	Represents shares of our common stock issuable upon conversion, exercise or vesting and settlement of outstanding convertible notes, options and restricted stock units, as well as shares of our common stock reserved for issuance pursuant to our employee stock purchase plan and equity awards we may grant in the future under our equity incentive plans.

•	If Proposals 5 and 6 Are Approved and Implemented, But Proposal 4 Is Not Implemented. The information in the following table is based on the number of shares of our common stock outstanding as of April 10, 2018, after giving effect to the increase to the number of shares of our common stock we are authorized to issue by approximately 35.7%, as described in Proposal 5 of this Supplement above (but not the issuance of any shares of our common stock to Total under the Purchase Agreement, as described in Proposal 4 of this Supplement above). As a result, the information in this table assumes that Proposals 5 and 6 described in this Supplement are approved by our stockholders at the Annual Meeting, that we do not issue and sell any shares of our common stock to Total under the Purchase Agreement (whether as a result of or in spite of a failure to obtain the approval of our stockholders of Proposal 4 described in this Supplement above), and that no shares of our common stock are issued after April 10, 2018.

Reverse Stock Split Ratio	Approximate Issued and Outstanding Shares of Common Stock (#)(1)	Authorized Shares of Common Stock Post-Reverse Stock Split (#)	Shares of Common Stock Reserved for Future Issuance Post-Reverse Stock Split (#)(1)(2)	Shares of Common Stock Authorized, Unissued and Unreserved for Future Issuance Post-Reverse Stock Split (#)(1)
Pre-Reverse Stock Split	152,514,550	304,000,000	30,667,415	120,818,035
1-for-5	30,502,910	60,800,000	6,133,483	24,163,607
1-for-6	25,419,092	50,666,667	5,111,236	20,136,339
1-for-7	21,787,793	43,428,571	4,381,059	17,259,719
1-for-8	19,064,319	38,000,000	3,833,427	15,102,254
1-for-9	16,946,061	33,777,778	3,407,491	13,424,226
1-for-10	15,251,455	30,400,000	3,066,741	12,081,804

(1)	Share numbers do not give effect to the treatment of fractional shares, as described below.
(2)	Represents shares of our common stock issuable upon conversion, exercise or vesting and settlement of outstanding convertible notes, options and restricted stock units, as well as shares of our common stock reserved for issuance pursuant to our employee stock purchase plan and equity awards we may grant in the future under our equity incentive plans.

•	If Proposal 6 Is Approved and Implemented, But Proposals 4 and 5 Are Not Implemented. The information in the following table is based on the number of shares of our common stock outstanding as of April 10, 2018 (and without giving effect to the issuance of any shares of our common stock to Total under the Purchase Agreement, as described in Proposal 4 of this Supplement above, or the increase to the number of shares of our common stock we are authorized to issue by approximately 35.7%, as described in Proposal 5 of this Supplement above). As a result, the information in this table assumes that this Proposal 6 is approved by our stockholders at the Annual Meeting, that we do not issue and sell any shares of our common stock to Total under the Purchase Agreement (whether as a result of or in spite of a failure to obtain the approval of our stockholders of Proposal 4 described in this Supplement above), and that no shares of our common stock are issued after April 10, 2018.

Reverse Stock Split Ratio	Approximate Issued and Outstanding Shares of Common Stock (#)(1)	Authorized Shares of Common Stock Post-Reverse Stock Split (#)	Shares of Common Stock Reserved for Future Issuance Post-Reverse Stock Split (#)(1)(2)	Shares of Common Stock Authorized, Unissued and Unreserved for Future Issuance Post-Reverse Stock Split (#)(1)
Pre-Reverse Stock Split	152,514,550	224,000,000	30,667,415	40,818,035
1-for-5	30,502,910	44,800,000	6,133,483	8,163,607
1-for-6	25,419,092	37,333,333	5,111,236	6,803,006
1-for-7	21,787,793	32,000,000	4,381,059	5,831,148
1-for-8	19,064,319	28,000,000	3,833,427	5,102,254
1-for-9	16,946,061	24,888,889	3,407,491	4,535,337
1-for-10	15,251,455	22,400,000	3,066,741	4,081,804

(1)	Share numbers do not give effect to the treatment of fractional shares, as described below.
(2)	Represents shares of our common stock issuable upon conversion, exercise or vesting and settlement of outstanding convertible notes, options and restricted stock units, as well as shares of our common stock reserved for issuance pursuant to our employee stock purchase plan and equity awards we may grant in the future under our equity incentive plans.

If a Reverse Stock Split is implemented, no fractional shares of our common stock would be issued in connection with the Reverse Stock Split. Rather, holders of our common stock who would otherwise receive a fractional share of our common stock as a result of the Reverse Stock Split would instead receive cash in lieu of the fractional share interest, as explained more fully below. As a result, stockholders holding less than five, six, seven, eight, nine or ten shares of our common stock immediately before the Reverse Stock Split is implemented would be entitled to receive only a fractional share interest as a result of a Reverse Stock Split effected at a ratio of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10, respectively, and thus these stockholders would receive only cash in lieu of such fractional share interests and would be eliminated as stockholders of our Company as a result of the Reverse Stock Split. Further, some stockholders may own less than one hundred shares of our common stock after a Reverse Stock Split is implemented. Generally, a purchase or sale of less than one hundred shares (a so-called “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full-service” brokers. As a result, stockholders who own less than one hundred shares of our common stock following a Reverse Stock Split may be required to pay modestly higher transaction costs if they subsequently determine to sell their shares.

Our common stock is currently listed for trading on the Nasdaq Global Select Market. After a Reverse Stock Split, our common stock would continue to trade on the Nasdaq Global Select Market under the same trading symbol, “CLNE,” although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split had occurred. Additionally, our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act as a result of this registration. The Reverse Stock Split would have no impact on the continued registration of our common stock under the Exchange Act. Also, our common stock currently has a CUSIP number, which is an identification number assigned to securities and is used primarily to facilitate clearing and settlement of trades. Although our common stock would be assigned a different CUSIP number as a result of a Reverse Stock Split, any change to this number would not likely have any practical impact on our stockholders because the number would mainly be used by brokers in executing trades. The par value of our common stock, $0.0001 per share, would remain unchanged by a Reverse Stock Split.

As described above, it is also expected that the Reverse Stock Split could increase the prevailing market price for our common stock. Stockholders should note, however, that the effect of a Reverse Stock Split on the market price for our common stock cannot be predicted, and the history of similar reverse stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of our common stock after a Reverse Stock Split is implemented would be five, six, seven, eight, nine or ten times, as applicable, or any other multiple of the price per share of our common stock immediately before the Reverse Stock Split is implemented. Additionally, even if the market price for our common stock increases immediately after a Reverse Stock Split is implemented, there is no assurance that the market price would be maintained for any period of time. Further, even if an increased prevailing market price for our common stock is maintained, the Reverse Stock Split may not achieve the other desired results, described under “Reasons for the Reverse Stock Split” above. Moreover, because some investors or the market generally may have a negative view of reverse stock split combinations similar to the Reverse Stock Split, there is no assurance that approval or implementation of the Reverse Stock Split would not adversely impact the market price of our common stock, or that the market price following implementation of a Reverse Stock Split would either exceed or remain in excess of the current market price. If any of these negative effects were to occur, the intended benefits of the Reverse Stock Split, including primarily improved marketability and liquidity of our common stock, may not be achieved, and the marketability and liquidity of our common stock may worsen as a result of the decreased number of shares of our common stock that would be outstanding after the Reverse Stock Split, which effect could be amplified if the market price of our common stock also does not increase following the Reverse Stock Split. Furthermore, the occurrence of any of these negative effects could effectively reduce our Company’s market capitalization, which could materially adversely impact our performance by resulting in potential impairments to our assets or goodwill, our liquidity by reducing our ability to use our common stock for capital-raising, acquisitions or other purposes, or other aspects of our business.

Cash Payment In Lieu Of Fractional Shares

No fractional shares of our common stock would be issued if the Reverse Stock Split is implemented. Rather, in lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash equal to such fraction of a share multiplied by the closing sales price of our common stock as reported by the Nasdaq Global Select Market on the date on which the Reverse Stock Split is effected.

Text and Effectiveness of the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, and if the Board elects to implement the Reverse Stock Split at one of the approved ratios, we would effect the Reverse Stock Split by amending Article 4.A of our Restated Certificate to add the following sentences immediately after the end thereof:

“Effective as of [●] [a/p].m., Eastern Time, on [●], 201[●] (the “Effective Time”), each [●] ([●]) shares of Common Stock of the corporation issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock of the corporation. No fractional shares shall be issued or recorded in the stock ledger of the corporation as a result of the reverse stock split provided for in the immediately preceding sentence, and any holder of the corporation’s Common Stock that would be entitled to receive a fractional share as a result of such reverse stock split shall, in lieu thereof, be entitled to receive cash (without interest or deduction) from the corporation’s transfer agent in lieu of such fractional share interests upon, for any such holder holding the shares in book-entry form, the submission of a transmission letter by the holder or, for any such holder holding the shares in certificated form, the surrender of the holder’s Old Certificates (as defined below), in each case in an amount equal to the product obtained by multiplying (i) the most recent closing price per share of the Common Stock as reported on the Nasdaq Global Select Market as of the Effective Time (and after giving effect to the Reverse Stock Split on such closing price), by (ii) the amount of the fraction of the fractional share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (collectively, “Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined and converted, subject to the elimination of fractional share interests as described above.”

Other than as set forth above, our Restated Certificate as currently in effect would remain unchanged by the amendment to effect the Reverse Stock Split contemplated by this Proposal 6. Please note, however, that our Restated Certificate could also be amended to increase the number of shares of our common stock we are authorized to issue, which we are also requesting that our stockholders approve at the Annual Meeting and which is described in Proposal 5 in this Supplement above.

If this Proposal 6 is approved and adopted by our stockholders at the Annual Meeting, it would become effective at the date and time specified in a Certificate of Amendment to our Restated Certificate that we file with the Secretary of State of the State of Delaware and that reflects the amendments to Article 4.A thereof as set forth above. Except as explained with respect to fractional shares, at the effective date and time of the Reverse Stock Split as set forth in the Certificate of Amendment, shares of our common stock that are issued and outstanding immediately before such effective time will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of our common stock in accordance with the ratio of the Reverse Stock Split determined by the Board among the six proposed ratios set forth in this Proposal 6. The approval of this Proposal 6 would grant the Board the authority, in its discretion, to implement the Reverse Stock Split at any time or not at all. If, however, the Board does not implement the Reverse Stock Split before May 31, 2019, then no reverse stock split could be implemented without obtaining further stockholder approval.

Certain Mechanics of a Reverse Stock Split

If a Reverse Stock Split is implemented, we intend to treat beneficial owners of shares of our common stock held in street name in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other nominees will be instructed to effect the Reverse Stock Split for the beneficial owners whose shares of our common stock they hold on behalf of the beneficial owners; however, these brokers, banks or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If we implement a Reverse Stock Split and you hold your shares of our common stock in street name, and you have any questions in this regard, we encourage you to contact your broker, bank or other nominee.

If we implement a Reverse Stock Split and you hold your shares of our common stock in book-entry form, you would not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to receive post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split, indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your address of record as soon as practicable after the effective time of the Reverse Stock Split.

If we implement a Reverse Stock Split and you hold your shares of our common stock in certificated form, you will receive a transmittal letter from Computershare Trust Company, N.A., the transfer agent and registrar for our common stock, as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter would be accompanied by instructions specifying how you could exchange your certificate representing your pre-Reverse Stock Split shares of our common stock for either (1) a certificate representing your post-Reverse Stock Split shares of our common stock, or (2) post-Reverse Stock Split shares of our common stock in book-entry form evidenced by a transaction statement, either of which would be mailed to you at your address of record as soon as practicable after the effective time of the Reverse Stock Split and would reflect the number of shares of our common stock you hold after and as a result of the Reverse Stock Split, and either of which would be mailed together with any payment of cash in lieu of fractional shares to which you may be entitled. Beginning as of the effective time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. Each new certificate or book-entry position representing post-Reverse Stock Split shares of our common stock would continue to bear any legends restricting the transfer of such shares that were borne by the certificates representing the pre-Reverse Stock Split shares of our common stock. Stockholders should not destroy any stock certificate(s) or transaction statements representing shares in book-entry form, and should not submit any stock certificate(s) or other requests for exchange until requested to do so.

If a Reverse Stock Split is implemented, no service charges, brokerage commissions or transfer taxes would be payable by any holder of any certificate that represented pre-Reverse Stock Split shares of our common stock, except that if any certificates evidencing post-Reverse Stock Split shares of our common stock are to be issued in a name other than that in which the certificates for the pre-Reverse Stock Split shares of our common stock are registered, it shall be a condition of such issuance that (1) the person requesting such issuance pay to us any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable, (2) such transfer shall comply with all applicable federal and state securities laws, and (3) such certificate evidencing pre-Reverse Stock Split shares of our common stock shall be properly endorsed and otherwise in proper form for transfer.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate to effect the Reverse Stock Split.

Accounting Effects

If implemented, as a result of the Reverse Stock Split and at its effective time, the stated capital on our consolidated balance sheet attributable to our common stock would be reduced in proportion to the ratio of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax considerations of the Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of our common stock. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations under the Code, and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to our Company or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service has been or will be requested in connection with the Reverse Stock Split. No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (1) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (2) who are subject to the alternative minimum tax provisions of the Code; (3) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (4) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction,” “synthetic security,” integrated investment or any risk reduction strategy; (5) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (6) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (7) who hold their shares through individual retirement or other tax-deferred accounts; (8) whose shares constitute qualified small business stock with the meaning of Section 1202 of the Code; or (9) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.

In addition, this summary does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. The summary assumes that, for U.S. federal income tax purposes, the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, this summary does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock who is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as described in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

No gain or loss will be recognized by our Company as a result of the Reverse Stock Split. A stockholder who receives solely a reduced number of shares of our common stock pursuant to the Reverse Stock Split will generally recognize no gain or loss. A stockholder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (1) the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and (2) the cash received. A stockholder’s basis in its post-Reverse Stock Split shares will be equal to the aggregate tax basis of such stockholder’s pre-Reverse Stock Split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received. The holding period of our common stock received in the Reverse Stock Split will include the holding period of the pre-Reverse Stock Split shares exchanged. For purposes of the discussion of the basis and holding periods for shares of our common stock, the Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the pre-Reverse Stock Split shares to the post-Reverse Stock Split shares. U.S. Holders of shares acquired at different times or at different prices should consult their own tax advisors regarding the allocation of tax basis and holding period of the pre-Reverse Stock Split shares to the post-Reverse Stock Split shares. Any gain or loss recognized by a stockholder as a result of the Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the stockholder’s holding period for the shares of our common stock exchanged is more than one year.

Required Vote and Effect of Not Casting Your Vote

Proposal 6 must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote on the proposal at the Annual Meeting. Proposal 6 constitutes a “routine” matter on which a broker, bank or other nominee is entitled to vote shares held for a beneficial owner even without receiving specific voting instructions from the beneficial owner. Generally, brokers, banks and other nominees will vote any such uninstructed shares in accordance with the recommendation of the Board. As a result of the above, abstentions, if any, will have the same effect as a vote against Proposal 6, and broker non-votes are not expected to occur on Proposal 6.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

AN AMENDMENT TO OUR RESTATED CERTIFICATE

TO IMPLEMENT A REVERSE SPLIT OF OUR COMMON STOCK

PROPOSAL 7

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY OR ADVISABLE TO SOLICIT ADDITIONAL PROXIES

General

Our Board is proposing for approval by our stockholders the adjournment of the Annual Meeting, if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve any or all of the other proposals to be voted on at the Annual Meeting, as described in the Proxy Statement and this Supplement. The Annual Meeting may also be adjourned if there is not a quorum present at the commencement of the Annual Meeting to conduct the business of the Annual Meeting, which would occur if holders of at least a majority of the outstanding shares of our common stock as of the record date for the Annual Meeting are not present or represented by proxy at the Annual Meeting. In any such case, and if this Proposal 7 is approved by our stockholders, the chairman of the Annual Meeting may determine, in his or her discretion, to adjourn the Annual Meeting to another place, date or time. If such an adjournment occurs and is for more than 30 days, or if after the adjournment a new record date is set for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting would be given to each stockholder of record entitled to vote at the adjourned Annual Meeting; otherwise, no such new notice would be given to stockholders and the place, date or time of the adjourned Annual Meeting would be announced at the Annual Meeting at which the adjournment is taken.

Required Vote and Effect of Not Casting Your Vote

Proposal 7 must be approved by the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the proposal and represented by person or by proxy at the Annual Meeting, regardless of whether a quorum is present. Proposal 6 constitutes a “non-routine” matter on which a broker, bank or other nominee is not entitled to vote shares held on behalf of a beneficial owner without receiving specific voting instructions from the beneficial owner. Consequently, if you hold your shares in street name and you do not instruct your broker, bank or other nominee on how to vote on this Proposal 7, no vote will be cast on the proposal on behalf of your shares and a “broker non-vote” will occur. As a result of the above, abstentions, if any, will have no effect on the outcome of the vote on Proposal 7 because abstentions are not considered to be present or entitled to vote with respect to the proposal for which they occur, and broker non-votes, if any, will have no effect on the outcome of the vote on Proposal 7 because, pursuant to our amended and restated bylaws, broker non-votes are not considered to be present or entitled to vote with respect to the proposal for which they occur.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF,

IF NECESSARY OR ADVISABLE, THE ADJOURNMENT OF THE ANNUAL MEETING

MORE INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING

For more information about the Company and the Annual Meeting, please refer to the Proxy Statement and our Annual Report, each of which are accessible at www.proxyvote.com and on our website at http://investors.cleanenergyfuels.com/financial-information/annual-reports.

If you have questions about the Annual Meeting or need assistance in voting your shares, or if you would like to request additional copies of our proxy materials for the Annual Meeting (which will be provided free of charge), please contact our proxy solicitor, Georgeson, using the following contact information:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

(866) 431-2101

By order of the Board,

MITCHELL W. PRATT
Corporate Secretary

CLEAN ENERGY FUELS CORP.

4675 MACARTHUR COURT, SUITE 800

NEWPORT BEACH, CA 92660

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have this proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CLNE2018

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have this proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E48553-P06424                                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLEAN ENERGY FUELS CORP.					For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends you vote FOR ALL of the					All	All	Except	nominee(s), mark “For All Except” and write the
director nominees in proposal 1.								number(s) of the nominee(s) on the line below.

1.	Election of Directors				☐	☐	☐
Nominees:
	01)	Andrew J. Littlefair	06)	T. Boone Pickens
	02)	Warren I. Mitchell	07)	Stephen A. Scully
	03)	John S. Herrington	08)	Kenneth M. Socha
	04)	James C. Miller III	09)	Vincent C. Taormina
	05)	James E. O’Connor

The Board of Directors recommends you vote FOR each of proposals 2, 3, 4, 5, 6 and 7.									For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.								☐	☐	☐

3.	Approval, on an advisory, non-binding basis, of our executive compensation.								☐	☐	☐

4.

Approval, for the purpose of complying with Listing Rules 5635(b) and 5635(d) of the Nasdaq Stock Market, of the issuance of shares of our common stock to Total Marketing Services S.A., a wholly owned subsidiary of Total S.A. (“Total”), in a private placement pursuant to a stock purchase agreement we have entered into with Total.

									☐	☐	☐

5.	Approval of an amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock we are authorized to issue by approximately 35.7%.								☐	☐	☐

6.

Approval of an amendment to our Restated Certificate of Incorporation to effect, on or before May 31, 2019, a reverse split of our authorized, issued and outstanding common stock, at a ratio of between 1-for-5 and 1-for-10 and if and when and at such ratio as may be determined by our Board of Directors or an authorized committee thereof.

									☐	☐	☐

7.

Approval of the adjournment of the meeting, if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve any or all of the foregoing items of business.

									☐	☐	☐

NOTE: To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Authorized Signatures. This section must be completed for your vote to be counted. Date and sign below. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Updated Notice of Annual Meeting, Proxy Statement, Proxy Supplement and Annual Report are

all available at www.proxyvote.com.

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E48554-P06424

2018 Proxy — Clean Energy Fuels Corp.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Stephen A. Scully and Andrew J. Littlefair, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the Annual Meeting of Stockholders of Clean Energy Fuels Corp. to be held on Friday, June 8, 2018 at 8:00 a.m. PDT, or at any adjournment or postponement thereof (“Annual Meeting”), in accordance with the instructions on the reverse side of this card and with the same effect as though I were present at the Annual Meeting and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, “FOR” EACH OF PROPOSALS 2, 3, 4, 5, 6 AND 7, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

If you vote by phone or Internet, please do not mail your proxy card.

Thank You For Voting

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)